UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2021

Aris Water Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 700 Houston, Texas		77024
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 501-3070

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARIS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

          Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2021, Aris Water Solutions, Inc. (the “Company”) completed its initial public offering (the “Offering”) of 20,297,500 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), which includes 2,647,500 shares of Class A Common Stock issued and sold pursuant to the Underwriters’ (as defined below) exercise of their option in full to purchase additional shares of Class A Common Stock, at a price to the public of $13.00 per share ($12.22 net of underwriting discounts and commissions), pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-259740) (as amended, the “Registration Statement”). The material terms of the Offering are described in the prospectus, dated October 21, 2021 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 25, 2021.

Underwriting Agreement

On October 21, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Shares.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on October 26, 2021, and the Company received proceeds from the Offering of approximately $246.1 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Company contributed all of the net proceeds of this offering to Solaris Midstream Holdings, LLC (“Solaris LLC”) in exchange for a single class of units in Solaris LLC (“Solaris LLC Units”) and shares of the Company’s Class B common stock (the “Class B Common Stock”). Solaris LLC will distribute approximately $213.3 million of the net proceeds to the existing owners of Solaris LLC and retain the remaining $32.8 million of the net proceeds for general corporate purposes, which may include capital expenditures, working capital and potential acquisitions and strategic transactions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Fourth Amended and Restated Limited Liability Company Agreement of Solaris Midstream Holdings, LLC

On October 26, 2021, in connection with the Offering, Solaris LLC amended and restated its existing limited liability company agreement (the “Solaris LLC Agreement” and as amended and restated, the “A&R Solaris LLC Agreement”). The amendments to the Solaris LLC Agreement, among other things, (i) will convert all of the membership interests in Solaris LLC into (a) a single class of units in Solaris LLC representing in the aggregate 33,202,500 Solaris LLC Units and (b) the right to receive the distributions of proceeds described above and an aggregate of 33,202,500 shares of Class B Common Stock and (ii) admitted the Company as the sole managing member of Solaris LLC. In accordance with the terms of the A&R Solaris LLC Agreement, the holders of Solaris LLC Units will generally have the right to exchange their Solaris LLC Units (and a corresponding number of shares of the Class B Common Stock), for an aggregate of 33,202,500 shares of the Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each Solaris LLC Unit (and corresponding share of Class B Common Stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications.

The foregoing description of the A&R Solaris LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the A&R Solaris LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Indemnification Agreements

On October 21, 2021, in connection with the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On October 26, 2021, in connection with the closing of the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain shareholders identified on the signature pages thereto as the Holders (the “Holders”).

Pursuant to the Registration Rights Agreement, the Company is required to submit a draft shelf registration statement on Form S-1 within five business days after the filing deadline of the Company’s first Annual Report on Form 10-K. The Company will be obligated to convert the Form S-1 to a Form S-3 as soon as reasonably practical after the Company is eligible to use Form S-3.

At any time, subject to the limitations set forth therein, the Holders have the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares of Class A Common Stock. Promptly in advance of the filing of any such registration statement, the Company is required to provide notice of the request to all other Holders, who may participate in the registration. The Company is required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all securities covered by such registration statement have been sold. Subject to certain exceptions, the Company is not obligated to effect more than three demand registrations in any 12 month period (not including underwritten offerings). The Company is also not obligated to effect any registration where such registration has been requested by the holders of Registrable Securities (as defined in the Registration Rights Agreement) which represent less than $20 million, based on the five-day volume weighted average trading price of the Class A Common Stock on the New York Stock Exchange.

In addition, pursuant to the Registration Rights Agreement, the Holders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Class A Common Stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of Class A Common Stock or conduct an underwritten offering, whether or not for its account, then the Company must notify the Holders of such proposal reasonably in advance of the commencement of the underwritten offering to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.12 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Director Nomination Agreement

On October 26, 2021, in connection with the Offering, the Company entered into a director nomination agreement (the “Director Nomination Agreement”) with COG Operating LLC, an affiliate of ConocoPhillips (“COG Operating”), and Yorktown Energy Partners XI, L.P. (“Yorktown”) that provides, among other things, COG Operating and Yorktown with the right, but not the obligation, to nominate directors for election to the Board of Directors of the Company (the “Board”) as follows: (i) COG Operating will have the right to nominate one nominee for election to the Board for so long as COG Operating and its affiliates beneficially own at least 12.5% of the voting power of the common stock of the Company; and (ii) Yorktown will have the right to nominate one nominee for election to the Board for so long as Yorktown and its affiliates beneficially own at least 12.5% of the voting power of the common stock of the Company. In addition, each of COG Operating and Yorktown will be entitled to designate the successor for its respective Board designee whose service terminates prior to the end of such director’s term. The rights of each of COG Operating and Yorktown will terminate on the date when such holder ceases to beneficially own at least 12.5% of the voting power of the common stock of the Company (or earlier upon written notice by such holder agreeing to terminate its rights under the agreement).

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Director Nomination Agreement, which is attached as Exhibit 10.12 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Receivable Agreement

On October 26, 2021, in connection with the Offering, the Company entered into a Tax Receivable Agreement (the “TRA”) with the members of Solaris LLC (the “TRA Holders”). This agreement generally provides that the Company will make a Tax Benefit Payment (as defined in the TRA) to each TRA Holder in respect of such TRA Holder for such Taxable Year (as defined in the TRA). The Company may terminate the TRA at any time by paying each TRA Holder the Early Termination Payment (as defined in the TRA). In addition, payments due under the TRA will be similarly accelerated following certain mergers or other changes of control.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the TRA, which is attached as Exhibit 10.13 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On October 26, 2021 in connection with the closing of the Offering, the Company issued 33,202,500 shares of its Class B Common Stock in connection with the consummation of the transactions contemplated by the A&R Solaris LLC Agreement. The foregoing transaction will be undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof. The information set forth under Item 1.01 under “Fourth Amended and Restated Limited Liability Company Agreement of Solaris Midstream Holdings, LLC” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 above under the heading “Registration Rights Agreement” and in Item 5.03 hereto is incorporated into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective October 21, 2021, the Board appointed Joseph Colonnetta, Debra Coy, W. Howard Keenan, Jr., Andrew O’Brien, Donald C. Templin and M. Max Yzaguirre as members of the Board.

In connection with their respective appointments, Ms. Coy and Messrs. Colonnetta, Keenan, O’Brien, Templin and Yzaguirre entered into Indemnification Agreements with the Company, which are attached as Exhibits 10.6 through 10.11 to this Current Report on Form 8-K. A description of the Indemnification Agreements is contained above.

Other than as described in Item 1.01 above under the heading “Director Nomination Agreement,” there are no arrangements or understandings between Ms. Coy, Messrs. Colonnetta, Keenan, O’Brien, Templin and Yzaguirre and any other person pursuant to which they were selected as directors. Ms. Coy and Messrs. Colonnetta, Keenan, O’Brien, Templin and Yzaguirre have no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Coy and Messrs. Colonnetta, Keenan, O’Brien, Templin and Yzaguirre have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Coy and Messrs. Colonnetta and Keenan will serve on the Board’s Nominating and Corporate Governance Committee, Messrs. Yzaguirre, Colonnetta and Templin will serve on the Board’s Compensation Committee and Ms. Coy and Messrs. Templin and Yzaguirre will serve on the Board’s Audit Committee.

The information provided in Item 1.01 above under the heading “Director Nomination Agreement” is incorporated into this Item 5.02.

Equity Incentive Plan

On October 12, 2021, in connection with the Offering, the Company adopted the Aris Water Solutions, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”). A description of the Equity Incentive Plan is contained in the section of the Prospectus entitled “2021 Equity Incentive Plan” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Equity Incentive Plan, which is attached as Exhibit 10.14 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On October 26, 2021, in connection with the Closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was originally filed with the Secretary of State of the State of Delaware on May 26, 2021. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On October 26, 2021, in connection with the closing of the Offering, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1
Underwriting Agreement, dated as of October 21, 2021, by and among Aris Water Solutions, Inc. and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

3.1
Amended and Restated Certificate of Incorporation of Aris Water Solutions, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on October 26, 2021, File No. 333-260499).

3.2	Amended and Restated Bylaws of Aris Water Solutions, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on October 26, 2021, File No. 333-260499).
4.1	Registration Rights Agreement, dated October 26, 2021, by and among Aris Water Solutions, Inc., Solaris Midstream Holdings, LLC and the other parties thereto.
10.1	Fourth Amended and Restated Limited Liability Company Agreement of Solaris Midstream Holdings, LLC.
10.2	Indemnification Agreement (William A. Zartler).
10.3	Indemnification Agreement (Amanda M. Brock).
10.4	Indemnification Agreement (Brenda R. Schroer).
10.5	Indemnification Agreement (Dustin A. Hatley).
10.6	Indemnification Agreement (Joseph Colonnetta).
10.7	Indemnification Agreement (Debra Coy).
10.8	Indemnification Agreement (W. Howard Keenan, Jr.).
10.9	Indemnification Agreement (Andrew O’Brien).
10.10	Indemnification Agreement (Donald C. Templin).
10.11	Indemnification Agreement (M. Max Yzaguirre).
10.12	Director Nomination Agreement, dated October 26, 2021, by and among Aris Water Solutions, Inc., COG Operating LLC and Yorktown Energy Partners XI, L.P.
10.13	Tax Receivable Agreement, dated October 26, 2021, by and among Aris Water Solutions, Inc. and the other parties thereto.
10.14	Aris Water Solutions, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on October 26, 2021, File No. 333-260499).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2021	ARIS WATER SOLUTIONS, INC.

	By:	/s/ Brenda R. Schroer
Brenda R. Schroer Chief Financial Officer